Exhibit 23.3

CONSENT OF NEWBRIDGE SECURITIES CORPORATION

Newbridge Securities Corporation hereby consents to the inclusion of our opinion letter, dated October 12, 2025, to the Board of Directors of Brag House Holdings, Inc. (“Brag House”) as Annex E to, and to the reference thereto under the headings “Prospectus Summary — Opinion of Financial Advisor to Brag House,” “Risk Factors — Risks Related to the Merger — The Projections considered by Newbridge may not be realized, which may adversely affect the market price of Combined Company Common Stock following the completion of the Merger,” “Risk Factors — Risks Related to the Merger — The opinion of Brag House’s Financial Advisor will not be updated to reflect changes in circumstances between the signing of the Merger Agreement on October 12, 2025 and the completion of the Merger,” “The Merger — Background of the Merger,” “The Merger — Brag House’s Reasons for the Merger; Recommendation of the Brag House Board,” “The Merger — House of Doge Management Unaudited Prospective Financial Information,” and “The Merger — Opinion of Brag House’s Financial Advisor” in the proxy statement/prospectus relating to the proposed merger involving Brag House and House of Doge Inc., which proxy statement/prospectus forms a part of Brag House’s Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof, which this consent is filed as an exhibit thereto. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the SEC promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the SEC promulgated thereunder.

Sincerely,

/s/ Newbridge Securities Corporation

NEWBRIDGE SECURITIES CORPORATION

December 2, 2025